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Contact:                Josef Blumenfeld
                        Concord Communications, Inc.
                        (508) 303-4351
                        jblumenfeld@concord.com

     CONCORD Q1 EARNINGS: INTERNATIONAL REVENUES INCREASE NEARLY 30 PERCENT


                             Stock rises 18% on news

April 16, 2003 (Marlboro, MA) -- Concord Communications (NASDAQ: CCRD) announced yesterday that it exceeded revenue and earnings expectations, and that the company's Q1 earnings reflected an increase in international sales of 27% over the same quarter last year. In addition, Concord's international sales increased from 39% to 50% of its total quarterly revenue quarter over quarter. The company reported revenue of $24.1 million and EPS of $.04, ahead of Wall Street estimates.

"Concord's global markets are expanding," said Melissa Cruz, Concord's Chief Financial Officer. "Despite an extremely demanding economic climate, we are seeing continued growth across the globe. Europe remains a key driver of our international success, with strong performance in Asia and an increase in Latin American business providing us with measurable global strength," Cruz said.

Concord saw a 26% quarter-over-quarter increase in sales in EMEA in Q1, to $8.6 million. Asia Pacific also remained a strong revenue base, rising to $2.7 million in Q1 and delivering a 32% increase from Q4 2002.

"We will continue to support our 3000 customers worldwide," Cruz said, "ensuring that our products provide measurable and sustainable value, and are expanding our presence internationally in the coming months."

Following its Q1 earnings announcement, Concord stock rose 18% to close at $11.07.

For Concord's Q1 earnings press release and webcast replay: www.concord.com


ABOUT CONCORD

Concord Communications, Inc. (NASDAQ: CCRD) is an industry leader in optimizing application performance and availability across networks and systems. Concord's 3000 customers worldwide -- including nearly 20% of the Fortune 500 -- use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

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Concord is headquartered in Marlboro, MA. For more information on Concord, call
1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, the Concord logo and eHealth are trademarks of Concord Communications, Inc.

SAFE HARBOR

Forward-looking statements made in this press release, including forward-looking statements regarding revenue and profit expectations, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, the magnitude and duration of the current domestic financial crisis and economic slowdown and specifically their impact on the software, networking and telecommunications industries; our customers' ability to obtain funding, specifically in light of the aforementioned financial and economic climate, and the resulting potential delay of customer purchasing decisions; risks of continued operating losses; the ability to attract and retain quality professional employees; uncertainties involving intellectual property rights and litigation; litigation in general; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks associated with competition and competitive pricing pressures; risks associated with international sales, including foreign currency risks; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.